Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 AND AGREEMENT dated as of November 22, 2006 (this “Amendment”), to the Second Amended and Restated Credit Agreement dated as of June 22, 2006 (the “Credit Agreement”), among ATP OIL & GAS CORPORATION (the “Borrower”), the Lenders (as defined therein) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

B. The Borrower has requested that the existing Lenders or other persons that will thereby become lenders (collectively, the “Additional Lenders”) make Additional Term Loans (as defined below) to the Borrower on the Additional Term Loan Closing Date (as defined below), in an aggregate principal amount of $375,000,000, subject to the terms and conditions set forth herein.

C. The Borrower has informed the Administrative Agent that it intends to obtain a $175,000,000 senior secured second lien term loan facility (the “Second Lien Facility”) and use the proceeds thereof to repurchase, redeem or otherwise refinance the Borrower’s Existing Preferred Stock.

D. The Borrower has further requested certain amendments to the Credit Agreement as set forth herein.

E. The proceeds of the Additional Term Loans will be used by the Borrower (i) to fund development activities, (ii) together with the proceeds of the Second Lien Facility Documents, to repurchase, redeem or otherwise refinance the Existing Preferred Stock and (iii) for other general corporate purposes of the Borrower.

F. The Additional Lenders are willing to make the Additional Term Loans and to agree to such amendments on the terms and subject to the conditions set forth herein.

G. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Term Loan Commitment” shall mean, with respect to each Additional Lender, the commitment of such Additional Lender to make Additional Term Loans on the Additional Term Loan Closing Date as set forth on Schedule I hereto. The aggregate amount of Additional Term Loan Commitments shall be $375,000,000.

“Additional Term Loans” shall mean the term loans made by the Additional Lenders to the Borrower pursuant to Section 2(a) hereof, the terms and provisions of which shall be identical to the existing Term Loans.

SECTION 2. Additional Term Loans. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein and in the other Loan Documents, each Additional Lender agrees, severally and not jointly, to make an Additional Term Loan to the Borrower on the Additional Term Loan Closing Date in a principal amount not to exceed its Additional Term Loan Commitment. Amounts paid or prepaid in respect of Additional Term Loans may not be reborrowed.

(b) The Additional Term Loan Commitments shall automatically terminate upon the earlier to occur of (a) the making of the Additional Term Loans on the Additional Term Loan Closing Date and (b) 5:00 p.m., New York City time, on December 1, 2006.

(c) Unless the context shall otherwise require, the terms “Term Loans” and “Loans” as used in the Credit Agreement shall include the Additional Term Loans, and the term “Lenders” as used herein and in the Credit Agreement shall include each person that has an Additional Term Loan Commitment or that has made an Additional Term Loan (other than any such person that has ceased to be a party to the Credit Agreement pursuant to an Assignment and Acceptance).

SECTION 3. Amendments. (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 3.50%, or (b) with respect to any ABR Term Loan, 2.50%.”.

(b) The definition of the term “Current Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Current Ratio” shall mean, at any time, the ratio of Current Assets at such time to Current Liabilities at such time. For purposes of calculating the Current Ratio, (a) each of Current Assets and Current Liabilities shall exclude (i) gains and losses resulting from the mark-to-market of commodity price risk management transactions in accordance with FASB 133 and (ii) non-cash allocations to expense and other non-cash adjustments in accordance with FASB 143 and (b) Current Assets shall include the amount of undrawn commitments under the Revolving Facility.”.

(c) The definition of the term “Reserve Reports” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words:

“, and (c) each quarterly reserve report prepared by the Borrower in form and detail reasonably acceptable to the Administrative Agent”.

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(d) Effective upon the making of the Additional Term Loans on the Additional Term Loan Closing Date, the table appearing in Section 2.11 (Repayment of Borrowings) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Repayment Date	Amount
December 31, 2006	$2,246,719
March 31, 2007	$2,246,719
June 30, 2007	$2,246,719
September 30, 2007	$2,246,719
December 31, 2007	$2,246,719
March 31, 2008	$2,246,719
June 30, 2008	$2,246,719
September 30, 2008	$2,246,719
December 31, 2008	$2,246,719
March 31, 2009	$2,246,719
June 30, 2009	$219,055,077
September 30, 2009	$219,055,078
December 31, 2009	$219,055,077
Maturity Date	$219,055,078

(e) Section 2.13(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Notwithstanding the foregoing, any Lender may elect, by written notice to the Administrative Agent at least two Business Days prior to the applicable prepayment date (or such shorter period as may be acceptable to the Administrative Agent), to decline all (but not less than all) of any mandatory prepayment of its Loans pursuant to this Section 2.13 (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment (with such Lenders having the right to decline any prepayment with Declined Proceeds in the same manner provided for in the previous sentence). To the extent such Lenders elect to decline their pro rata shares of such Declined Proceeds, such remaining Declined Proceeds shall be applied in accordance with the mandatory prepayment provisions of the Second Lien Facility Documents. Notwithstanding any provision herein to the contrary, nothing herein shall limit the Borrower’s ability to make optional prepayments in accordance with Section 2.12.”.

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(f) Section 2.22 is hereby added to the Credit Agreement to read as follows:

“SECTION 2.22. Revolving Facility. The Borrower may at any time or from time to time after the effective date of this Agreement, by notice to the Administrative Agent, implement the addition of a senior secured revolving credit facility (the “Revolving Facility”) to be made available under this Agreement in an aggregate principal amount not to exceed $50,000,000; provided that both at the time of any such notice and upon the effectiveness of any Revolving Facility Amendment referred to below, no Default or Event of Default shall exist. The Revolving Facility (a) shall rank pari passu in right of payment and of security with the Term Loans, (b) for each ABR Borrowing or Eurodollar Borrowing thereunder, as applicable, shall bear interest at the rate, and such interest shall be payable, as set forth in Section 2.06, (c) shall mature on October 14, 2009 and (d) shall otherwise have such terms and conditions as shall be determined by the Borrower and the lenders thereunder, which shall consist of banks or other financial institutions reasonably satisfactory to the Administrative Agent (the “Revolving Lenders”). The Revolving Facility shall be implemented under this Agreement pursuant to an amendment (a “Revolving Facility Amendment”) to this Agreement (which may take the form of an amendment and restatement of this Agreement) and, as appropriate, the other Loan Documents, executed by the Borrower, each Revolving Lender and the Administrative Agent. The Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22. This Section 2.22 shall supersede any provisions in Section 9.08 to the contrary.”.

(g) Section 2.23 is hereby added to the Credit Agreement to read as follows:

“SECTION 2.23 Application of Prepayment by Type of Term Loans. (a) In connection with any voluntary prepayments by the Borrower pursuant to Section 2.12, the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

(b) In connection with any mandatory prepayments by the Borrower of the Terms Loans pursuant to Section 2.13, the amount thereof shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(g), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.”

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(h) Section 3.04 of the Credit Agreement is hereby amended by adding a clause at the end thereof as follows:

“and (d) filings required by the Securities Exchange Act of 1934, as amended.”.

(i) Section 5.04(d) of the Credit Agreement is hereby amended by deleting the words:

“or (iii) a quarterly Reserve Report (as so described) in the case of a Reserve Report delivered in connection with other quarterly financial statements”.

(j) Section 5.08 of the Credit Agreement is hereby amended by adding a clause at the end thereof as follows:

“and, together with the proceeds of the Second Lien Facility Documents, to repurchase, redeem or otherwise refinance the Existing Preferred Stock.”.

(k) Section 5.09(c) of the Credit Agreement is hereby amended by replacing the reference to “$10,000,000” in the sixth line thereof with a reference to “$25,000,000”.

(l) Section 6.06(a)(ii)(B) of the Credit Agreement is hereby amended by adding a clause at the end thereof as follows:

“or (z) any additional Term Loans made pursuant to (1) Amendment No. 1 and Agreement dated as of November 22, 2006, among the Borrower, the Subsidiary Guarantors, Bayerische Hypo-und Vereinsbank AG, New York Branch, Credit Suisse, as Administrative Agent, and the Required Lenders or (2) any future amendment to this Agreement that provides for the making of additional Term Loans hereunder”.

(m) Section 6.09(b)(i)(B) of the Credit Agreement is hereby amended by adding a clause at the end thereof as follows:

“, except with Declined Proceeds applied in accordance with the mandatory prepayment provisions of the Second Lien Credit Agreement as contemplated by Section 2.13(g), or, in the case of Declined Proceeds that are retained by the Borrower after having been declined by (I) the Lenders pursuant to Section 2.13(g) and (II) the lenders under the Second Lien Credit Agreement pursuant to the mandatory prepayment provisions thereof, with such Declined Proceeds in accordance with the voluntary prepayment provisions of the Second Lien Credit Agreement.”.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that, as of the Amendment Effective Date:

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(a) This Amendment has been duly authorized, executed and delivered by the Borrower and each of the Subsidiary Guarantors and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, and this Amendment constitutes a legal, valid and binding obligation of the Borrower and each Subsidiary Guarantor.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

SECTION 5. Other Agreements. (a) The Lenders hereby acknowledge and agree that, (i) notwithstanding anything in the Credit Agreement to the contrary, for purposes of determining whether (x) the Borrower is in Pro Forma Financial Covenant Compliance in connection with the Borrower’s incurrence of Indebtedness under the Second Lien Facility and (y) the condition set forth in Section 6(b)(iii) of this Amendment has been satisfied, Consolidated EBITDAX for the applicable period for purposes of determining the Interest Coverage Ratio and the Leverage Ratio shall be deemed to equal Consolidated EBITDAX for the fiscal quarter ended September 30, 2006, multiplied by 4, (ii) for purposes of determining the Interest Coverage Ratio for the period of four consecutive quarters ended December 31, 2006 and March 31, 2007, Consolidated EBITDAX shall be deemed to be equal to (y) Consolidated EBITDAX for the two consecutive fiscal quarters ended December 31, 2006, multiplied by 2 and (z) Consolidated EBITDAX for the three consecutive fiscal quarters ended March 31, 2007, multiplied by 4/3, respectively, and (iii) for purposes of determining the Leverage Ratio at December 31, 2006 and March 31, 2007, Consolidated EBITDAX for the period of four consecutive fiscal quarters most recently ended on or prior to such dates, shall be deemed to be equal to (y) Consolidated EBITDAX for the two consecutive fiscal quarters ended December 31, 2006, multiplied by 2 and (z) Consolidated EBITDAX for the three consecutive fiscal quarters ended March 31, 2007, multiplied by 4/3, respectively.

(b) The Lenders hereby authorize the Collateral Agent to enter into an intercreditor agreement substantially the form of Annex I hereto (the “Intercreditor Agreement”) and to assume the role of First Lien Collateral Agent (as defined therein) thereunder.

(c) With its signature hereto, Bayerische Hypo-und Vereinsbank AG, New York Branch commits to provide $50,000,000 of aggregate principal amount of the Revolving Facility at such time as the Revolving Facility is implemented pursuant to Section 2.22 of the Credit Agreement.

SECTION 6. Effectiveness. (a) This Amendment shall become effective as of the date first set forth above on the date (the “Amendment Effective Date”) on which the

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Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Requisite Lenders. As used herein, the term “Requisite Lenders” shall mean (x) the Required Lenders and (y) each Additional Lender.

(b) The obligations of the Lenders with Additional Term Loan Commitments to make Additional Term Loans are subject to the satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Additional Term Loan Closing Date”):

(i) The Administrative Agent shall have received a notice of the Borrowing of the Additional Term Loans that satisfies the requirements of Section 2.03 of the Credit Agreement (with the reference to the Restatement Date in the first sentence thereof deemed to be a reference to the Additional Term Loan Closing Date).

(ii) The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(iii)(A) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein, in the Credit Agreement and in each other Loan Document on its part to be observed or performed at or prior to the time of such Borrowing, (B) subject to the provisions set forth in Section 5(a) of this Amendment, the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15 of the Credit Agreement as of the last day of the most recently ended fiscal quarter after giving effect to the making of the Additional Term Loans and (C) at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

(iv) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (A) Jackson Walker L.L.P., counsel for the Borrower and (B) from each local counsel listed on Schedule II hereto, in each case (x) dated the Additional Term Loan Closing Date, (y) addressed to the Administrative Agent and the Lenders and (z) covering such other matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower hereby requests such counsel to deliver such opinions.

(v) All legal matters incident to this Amendment and to the Borrowing of the Additional Term Loans shall be satisfactory to the Lenders and to the Administrative Agent.

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(vi) The Administrative Agent shall have received (A) a certificate, dated the Additional Term Loan Original Closing Date and signed by the Secretary or Assistant Secretary of each Loan Party, certifying that (1) except as set forth on any schedule attached thereto, the certificate or articles of incorporation of such Loan Party previously delivered on the Original Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (2) except as set forth on any schedule attached thereto, the by-laws of such Loan Party as in effect and delivered on the Closing Date (or such later date on which such person became a Loan Party) have not been amended since the date of such delivery, (3) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other equivalent governing body of such Loan Party authorizing the execution, delivery and performance of this Amendment, the credit agreement evidencing the Second Lien Facility being entered into concurrently herewith, and the Intercreditor Agreement, and, in the case of the Borrower, the Borrowings of the Additional Term Loans and the borrowings under the Second Lien Facility, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) attached thereto is a certificate as to the good standing of such Loan Party as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and (5) as to the incumbency and specimen signature of each officer executing this Amendment, the Intercreditor Agreement or any other document delivered in connection therewith on behalf of such Loan Party; (B) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (A) above; and (C) such other documents as the Lenders or the Administrative Agent may reasonably request.

(vii) The Administrative Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (ii) and (iii) of this Section 6(b).

(viii) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Additional Term Loan Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(ix) The Security Documents shall be in full force and effect on the Additional Term Loan Closing Date (or, in the case of Mortgages, on such date as the Borrower and Collateral Agent shall reasonably agree), and each document (including modifications to the Mortgages and the Foreign Pledge Agreements reflecting, among other things, the making of the Additional Term Loans and the entry into the Second Lien Facility) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create or continue in favor of the Collateral Agent for the

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benefit of the Secured Parties a valid, legal and perfected first-priority Lien on, and security interest in, the Collateral (subject to any Liens expressly permitted by Section 6.02 of the Credit Agreement) shall have been delivered to the Collateral Agent. The Pledged Collateral (as defined in the Guarantee and Collateral Agreement) and the Foreign Pledged Collateral shall be duly and validly pledged under the Guarantee and Collateral Agreement or the applicable Foreign Pledge Agreement, as the case may be, to the Collateral Agent for the benefit of the Secured Parties, and certificates representing such Pledged Collateral and Foreign Pledged Collateral (to the extent certificated), in each case accompanied by instruments of transfer and stock powers endorsed in blank, shall have been delivered to the Collateral Agent (or in the case of any uncertificated Foreign Pledged Collateral, arrangements consistent with applicable local law and reasonably satisfactory to the Collateral Agent in respect thereof shall have been implemented).

(x) The Collateral Agent shall have received a certificate, dated the Additional Term Loan Closing Date and signed by a Responsible Officer of the Borrower, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate is complete, correct and accurate as of the Additional Term Loan Closing Date.

(xi) The Intercreditor Agreement shall have been duly authorized, executed and delivered by the Borrower, the Subsidiary Guarantors, the First Lien Collateral Agent (as defined therein) and the Second Lien Collateral Agent (as defined therein).

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

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SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 12. Acknowledgment of Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Guarantee and Collateral Agreement and the other Security Documents, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents and that such Obligations shall include all Obligations in respect of the Additional Term Loans.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

By	/s/ T. Paul Bulmahn
Name:	T. Paul Bulmahn
Title:	President

ATP ENERGY, INC.,

By	/s/ T. Paul Bulmahn
Name:	T. Paul Bulmahn
Title:	President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually, and as Administrative Agent and Collateral Agent,

By	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

[Amendment]

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH,

By	/s/ Roger G. Eustace
Name:	Roger G. Eustace
Title:	Director Project Finance

By	/s/ Andrew B. Leon
Name:	Andrew B. Leon
Title:	Director

[Amendment]

SCHEDULE I

LENDERS AND ADDITIONAL TERM LOAN COMMITMENT

Additional Lender	Additional Term Loan Commitment
Credit Suisse	$375,000,000
Total	$375,000,000

SCHEDULE II

LOCAL COUNSEL

Onebane Law Firm

102 Versailles Blvd., Suite 600

Lafayette, Louisiana 70501

P. O. Box 3507

Lafayette, Louisiana 70502

Slaughter and May

1 Bunhill Row

London

EC1Y 8YY

United Kingdom

ANNEX I

INTERCREDITOR AGREEMENT

dated as of

November 22, 2006,

among

ATP OIL & GAS CORPORATION,

as Borrower,

the Subsidiaries of ATP OIL & GAS CORPORATION

from time to time party hereto,

CREDIT SUISSE,

as First Lien Collateral Agent

and

CREDIT SUISSE,

as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE SECOND LIEN GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG ATP OIL & GAS CORPORATION, THE SUBSIDIARIES PARTY THERETO AND CREDIT SUISSE, AS COLLATERAL AGENT THEREUNDER, AND (B) THE OTHER SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01.	Certain Defined Terms	2
SECTION 1.02.	Other Defined Terms	2
SECTION 1.03.	Terms Generally	7

ARTICLE II

LIEN PRIORITIES

SECTION 2.01.	Relative Priorities	7
SECTION 2.02.	Prohibition on Contesting Liens	8
SECTION 2.03.	No New Liens	8
SECTION 2.04.	Similar Liens and Agreements	8

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

SECTION 3.01.	Exercise of Rights and Remedies	9
SECTION 3.02.	No Interference	10
SECTION 3.03.	Rights as Unsecured Creditors	12
SECTION 3.04.	Automatic Release of Second Priority Liens	13
SECTION 3.05.	Automatic Release of First Priority Liens	14
SECTION 3.06.	Insurance and Condemnation Awards	14

ARTICLE IV

PAYMENTS

SECTION 4.01.	Application of Proceeds	15
SECTION 4.02.	Payment Over	15
SECTION 4.03.	Certain Agreements with Respect to Unenforceable Liens	15

ARTICLE V

BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS

ii

SECTION 10.12.	Counterparts	29
SECTION 10.13.	Provisions Solely to Define Relative Rights	29

iii

INTERCREDITOR AGREEMENT dated as of November 22, 2006 (this “Agreement”), among ATP OIL & GAS CORPORATION, a Texas corporation (the “Borrower”), the subsidiaries of the Borrower identified herein, CREDIT SUISSE, as collateral agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Collateral Agent”), and CREDIT SUISSE, as collateral agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of June 22, 2006 (the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and Credit Suisse, as administrative agent for the First Lien Lenders (in such capacity, the “First Lien Administrative Agent”) and First Lien Collateral Agent, (b) the Second Lien Credit Agreement dated as of November 22, 2006 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”) and Credit Suisse, as administrative agent for the Second Lien Lenders (in such capacity, the “Second Lien Administrative Agent”) and Second Lien Collateral Agent, (c) the Amended and Restated Guarantee and Collateral Agreement dated as of April 14, 2005 (the “First Lien Guarantee and Collateral Agreement”), among the Borrower, the subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as First Lien Collateral Agent, (d) the Second Lien Guarantee and Collateral Agreement dated as of November 22, 2006 (the “Second Lien Guarantee and Collateral Agreement”), among the Borrower, the subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as Second Lien Collateral Agent, and (e) the other Security Documents referred to in the Credit Agreements.

RECITALS

A. The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the Collateral.

B. The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Collateral.

C. The Credit Agreements require, among other things, that the parties thereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Guarantee and Collateral Agreement or the Second Lien Guarantee and Collateral Agreement, as applicable.

SECTION 1.02. Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Collateral Agents” shall mean, collectively, the First Lien Collateral Agent and the Second Lien Collateral Agent.

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a).

“Discharge of First Lien Obligations” shall mean, subject to Sections 7.02 and 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements satisfactory to the First Lien Administrative Agent and the Issuing Bank with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Collateral” shall mean all “Collateral”, as defined in the First Lien Guarantee and Collateral Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.

“First Lien Mortgages” shall mean, collectively, each mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which a Lien on real property is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Lien Obligations” shall mean the “Obligations”, as defined in the First Lien Guarantee and Collateral Agreement.

“First Lien Required Lenders” shall mean the “Required Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the First Lien Collateral Agent, (d) the Issuing Bank, (e) each other person to whom any of the First Lien Obligations (including First Lien Obligations under any Hedging Agreement and indemnification obligations) is owed and (f) the successors and assigns of each of the foregoing.

“First Lien Security Documents” shall mean the “Security Documents”, as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Grantors” shall mean the Borrower and each other person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations.

“Guarantors” shall mean, collectively, each Subsidiary that has Guaranteed, or that may from time to time hereafter Guarantee, the First Lien Obligations or the Second Lien Obligations, whether by executing and delivering the applicable Guarantee and Collateral Agreement, a supplement thereto or otherwise.

“Indebtedness” shall mean and includes all obligations that constitute “Indebtedness”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third person with respect to such securities.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“New First Lien Collateral Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all “Collateral”, as defined in the Second Lien Guarantee and Collateral Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Mortgages” shall mean, collectively, each mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Lien Obligations” shall mean the “Obligations”, as defined in the Second Lien Guarantee and Collateral Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Required Lenders” shall mean the “Required Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Administrative Agent, (c) the Second Lien Collateral Agent, (d) each other person to whom any of the Second Lien Obligations (including indemnification obligations) is owed and (e) the successors and assigns of each of the foregoing.

“Second Lien Security Documents” shall mean the “Security Documents”, as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Security Documents” shall mean the First Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any Domestic Subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any person shall be construed to include such person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency or Liquidation Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien Priorities

SECTION 2.01. Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Security Document or any other Loan Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (a) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. The First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other person.

SECTION 2.02. Prohibition on Contesting Liens. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03. No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

SECTION 2.04. Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Collateral Agent or the Second Lien Collateral Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b) that the documents, agreements and instruments creating or evidencing the Second Lien Collateral and the Second Priority Liens shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the First Lien Collateral and the First Priority Liens, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

ARTICLE III

Enforcement of Rights; Matters Relating to Collateral

SECTION 3.01. Exercise of Rights and Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding), in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent may file a proof of claim or statement of interest with respect to the Second Lien Obligations; (ii) the Second Lien Collateral Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04; (iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement; (iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03; and (v) subject to Section 3.02(a), the Second Lien Collateral Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b) In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Collateral Agent agrees to provide at least five days’ prior written notice to the Second Lien Collateral Agent of its intention to foreclose upon or Dispose of any Collateral.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

(d) Notwithstanding anything in this Agreement to the contrary, following the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, the Second Lien Secured Parties may, at their sole expense and effort, upon notice to the Borrower and the First Lien Collateral Agent, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse, all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Collateral Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid Fees (as defined in the First Lien Credit Agreement) plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (ii) Hedging Agreements that constitute First Lien Obligations, 100% of the aggregate amount of such First Lien Obligations (giving effect to any netting arrangements) that the applicable Loan Party would be required to pay if such Hedging Agreements were terminated at such time). In order to effectuate the foregoing, the First Lien Collateral Agent shall calculate, upon the written request of the Second Lien Collateral Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.

SECTION 3.02. No Interference. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties:

(i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise,

or seek to enforce or exercise, any rights or remedies (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any person (other than the First Lien Collateral Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of the acceleration of the Indebtedness then outstanding under the Second Lien Credit Agreement (the “Standstill Period”); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Collateral Agent by the First Lien Collateral Agent) and (B) after the expiration of the Standstill Period, so long as neither the First Lien Collateral Agent nor the First Lien Secured Parties have commenced any action to enforce their Lien on any material portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Collateral Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing such actions, neither the First Lien Secured Parties nor the First Lien Collateral Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Intercreditor Agreement (including the turnover provisions of Article IV) are complied with;

(ii) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Collateral Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Collateral Agent or any other First Lien Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Collateral;

(iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

SECTION 3.03. Rights as Unsecured Creditors. The Second Lien Collateral Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors; provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the

Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment lien resulting from the exercise of remedies available to an unsecured creditor).

SECTION 3.04. Automatic Release of Second Priority Liens. (a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted following the Discharge of First Lien Obligations, then, subject to Section 3.04(b), the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Collateral Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Collateral Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, in the case of a Disposition of Collateral (other than any such Disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement.

(b) In the event that the aggregate principal amount of the loans, letters of credit and unused revolving credit commitments outstanding under the First Lien Loan Documents, at any time, is less than 15% of the sum of such amount and the aggregate principal amount of the loans outstanding under the Second Lien Loan Documents, then any Release (other than a Release in connection with a Disposition of Collateral in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral permitted hereunder) shall require the consent of the holders of First Lien Obligations and Second Lien Obligations representing in the aggregate more than 50% of the sum of (i) the aggregate principal amount of loans, letters of credit and unused revolving credit commitments outstanding under the First Lien Loan Documents and (ii) the aggregate principal amount of the loans outstanding under the Second Lien Loan Documents.

(c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

SECTION 3.05. Automatic Release of First Priority Liens. If, in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral after the expiration of the Standstill Period that is permitted in accordance with clause (A) of the second proviso to Section 3.02 (a)(i), including any Disposition of Collateral, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Second Lien Obligations (in each case, a “Second Lien Release”), then the First Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the First Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the First Lien Collateral Agent shall, for itself and on behalf of the other First Lien Secured Parties, promptly execute and deliver to the Second Lien Collateral Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the Second Lien Collateral Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such release; provided that so long as the Discharge of First Lien Obligations has not occurred, the proceeds of, or payments with respect to, any Second Lien Release that are received by the Second Lien Collateral Agent or any other Second Lien Secured Party, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in accordance with Section 4.02.

SECTION 3.06. Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Collateral Agent in accordance with Section 4.02.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Collateral Agent in connection with any Disposition of, or collection on, such Collateral upon the enforcement or exercise of any right or remedy (including any right of setoff) shall be applied by the First Lien Collateral Agent to the First Lien Obligations. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations.

SECTION 4.02. Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

SECTION 4.03. Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Collateral Agent, and any officer or agent of the First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

ARTICLE V

Bailment for Perfection of Certain Security Interests

(a) The First Lien Collateral Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of the First Lien Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Collateral Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as gratuitous bailee for the Second Lien Collateral Agent.

(b) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as gratuitous bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Collateral Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Collateral Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Collateral Agent or any other Second Lien Secured Party.

(c) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall transfer the possession and control of the Pledged or

Controlled Collateral, together with any necessary endorsements but without recourse or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Collateral Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, the First Lien Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Finance and Sale Matters. (a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction;

(iii) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(iv) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition.

(b) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other person in contesting, (i) any request by the First Lien Collateral Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Collateral Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Collateral Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent the amount of such DIP Financing does not exceed the sum of (i) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the pre-petition First Lien Obligations, (ii) the pre-petition unused portion of the revolving credit commitments under the First Lien Loan Documents and (iii) $20,000,000.

SECTION 6.02. Relief from the Automatic Stay. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Collateral Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

SECTION 6.03. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.04. Post-Petition Interest. (a) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

SECTION 6.05. Certain Waivers by the Second Lien Secured Parties. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

SECTION 6.06. Certain Voting Matters. Each of the First Lien Collateral Agent, on behalf of the First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding. Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Collateral Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

ARTICLE VII

Other Agreements

SECTION 7.01. Matters Relating to Loan Documents. (a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) increase by more than $20,000,000 the sum of (A) the aggregate principal amount of all loans outstanding under the First Lien Loan Documents as of the date of this Agreement, plus (B) the amount of unused revolving credit commitments under the First Lien Loan Documents as of the date of this Agreement (provided that it is understood and agreed that for purposes of this Section 7.01(a) there shall be deemed to be $50,000,000 in revolving credit commitments under the First Lien Loan Documents as of the date of this Agreement), plus (C) the aggregate principal amount of Indebtedness that may be incurred pursuant to one or more incremental term loan or incremental revolving credit facilities pursuant to the First Lien Loan Documents as in effect as of the date of this Agreement, (iii) increase the “Applicable Percentage” or similar component of the interest rate under the First Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate) or (iv) extend the scheduled maturity date of the Indebtedness under the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Indebtedness under the Second Lien Credit Agreement and provided further that the holders of the Indebtedness resulting from any such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(b) Without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, would (i) contravene the provisions of this Agreement, (ii) increase the “Applicable Percentage” or similar component of the interest rate under the Second Lien Loan Documents by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (iii) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents, (iv) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (v) change the redemption, prepayment or defeasance provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (vi) add to the Second Lien Collateral other than as specifically provided by this Agreement or (vii) otherwise materially increase the obligations of the Borrower or the other loan parties thereunder or confer additional rights on the Second Lien

Secured Parties in a manner adverse to the First Lien Secured Parties. As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement (including any covenants therein that may restrict such Refinancings), Indebtedness under the Second Lien Loan Documents may be Refinanced if (A) the terms and conditions of such Refinancing Indebtedness are no less favorable in the aggregate to the Borrower and the other loan parties thereunder and to the First Lien Secured Parties than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement and (C) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) Each of the Borrower and the Second Lien Collateral Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Collateral Agent, which approval shall not be unreasonably withheld or delayed. Each of the Borrower and the Second Lien Collateral Agent further agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Security Document covering such Collateral pursuant to this Agreement.

(d) In the event that the First Lien Collateral Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Security Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Collateral Agent, the Borrower or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 3.04 and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Collateral Agent without its prior written consent or (C) permit Liens on the Collateral (other than DIP Financing Liens) which are not permitted under the terms of the Second Lien Loan Documents and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Collateral Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

SECTION 7.02. Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, substantially contemporaneously with the Discharge of First Lien

Obligations, the Borrower Refinances Indebtedness outstanding under the First Lien Loan Documents and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Collateral Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Documents for all purposes of this Agreement, (iv) the collateral agent under the New First Lien Loan Documents (the “New First Lien Collateral Agent”) shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Collateral Agent, the Second Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Collateral Agent may reasonably request in order to provide to the New First Lien Collateral Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Collateral Agent is appointed to provide that the New First Lien Collateral Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

SECTION 7.03. No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency or Liquidation Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Collateral Agent or any other Second Lien Secured Party, including any request by the Second Lien Collateral Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

SECTION 7.04. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First

Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

SECTION 7.05. Further Assurances. Each of the First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

ARTICLE VIII

Representations and Warranties

SECTION 8.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

SECTION 8.02. Representations and Warranties of Each Collateral Agent. Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

ARTICLE IX

No Reliance; No Liability; Obligations Absolute

SECTION 9.01. No Reliance; Information. Each Collateral Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of the Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 9.02. No Warranties or Liability. (a) The First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any other First Lien Secured Party, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees no First Lien Secured Party shall have any liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Collateral Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

SECTION 9.03. Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01(a), the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01(a), in any other term of, all or any portion of the First Lien Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or Guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any Guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other loan party in respect of the First Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at 4600 Post Oak Place, Suite 200, Houston, TX 77027, Attention of Chief Financial Officer (Fax No. (713) 622-5101, with a copy to Jackson Walker L.L.P. at 1401 McKinney, Suite 1900, Houston, Texas 77010, Attention of David G. Dunlap (Fax No. (713) 308-4101);

(b) if to the First Lien Collateral Agent or the Second Lien Collateral Agent, to Credit Suisse, at Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to between the Borrower and any Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 10.02. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

SECTION 10.03. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

SECTION 10.04. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.05. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Collateral Agent and the Second Lien Collateral Agent; provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of any Grantor without such person’s prior written consent.

SECTION 10.06. Subrogation. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Collateral Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Collateral Agent delivers any such payment to the Second Lien Collateral Agent.

SECTION 10.07. Applicable Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.08. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

SECTION 10.09. Parties in Interest. This provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.10. Specific Performance. Each Collateral Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 10.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

By
Name: Title:

ATP ENERGY, INC.,

By
Name: Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as First Lien Collateral Agent,

By
Name: Title:

By
Name: Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Second Lien Collateral Agent,

By
Name: Title:

By
Name: Title:

[Intercreditor Agreement]

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of November 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Credit Suisse, as First Lien Collateral Agent (as defined therein), and Credit Suisse, as Second Lien Collateral Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under the Second Lien Credit Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Documents

“Reference is made to the Intercreditor Agreement dated as of November 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Credit Suisse, as First Lien Collateral Agent (as defined therein), and Credit Suisse, as Second Lien Collateral Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”